CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-191929, 333-191920, 333-189190, 333-177912, 333-176772, 333-176292, 333-175478, 333-198463 and 333-193319) and on Form S-8 (File Nos. 333-189189, 333-182013, 333-152125, 333-137258, 333-126415, 333-118705, 333-106975, 333-96923 and 333-194593) of Quantum Fuel Systems Technologies Worldwide, Inc. (the “Company”) of our report dated March 16, 2015, relating to our audit of the Company’s consolidated financial statements as of December 31, 2014 and December 31, 2013, and for each of the years ended December 31, 2014 and December 31, 2013, the related financial statement schedule for each of the years ended December 31, 2014 and 2013, and the effectiveness of internal control over financial reporting of the Company as of December 31, 2014, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ HASKELL & WHITE LLP

Irvine, California
March 16, 2015